EXHIBIT 10.1

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) is made as of December 15, 2022, between Element SaaS Finance (USA), LLC, a Delaware limited liability company, as lender under the Senior Loan Agreement referred to below (“Senior Lender”), and Robert McDermott (“Subordinated Creditor”).

RECITALS

A. iCoreConnect, Inc., a Nevada Company (“Borrower”), has obtained certain unsecured debt from Subordinated Creditor.

B. Borrower is entering into or has entered into that certain Loan and Security Agreement (the “Senior Loan Agreement”) and associated Loan Documents with Senior Lender (the “Senior Loan Documents”), which require existing debt held by Subordinated Creditor to be subordinated in writing to the debt owing by Borrower to Senior Lender.

C. In order to induce the Senior Lender to make the loans, extensions of credit or other accommodations to Borrower pursuant to the Senior Loan Documents, the Subordinated Creditor is willing to subordinate all of Borrower’s indebtedness and obligations to Subordinated Creditor, whether presently existing or arising in the future (the “Subordinated Debt”) to the Senior Debt (defined below).

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Subordinated Creditor shall be entitled to receive (a) each regularly scheduled payment of interest and/or principal, if any, owing in connection with the Subordinated Debt, and (b) exercise its right thereunder to call each tranche of debt in accordance with the terms of the agreements evidencing the Subordinated Debt, provided that no payment (excluding Subordinated Creditor’s exercise of its Conversion Rights) of principal or interest on any Subordinated Debt shall be made by Borrower, or received by Subordinated Creditor, after (i) any default has occurred thereunder and is continuing, and (ii) notice from Senior Creditor to Subordinated Creditor that a default, or any condition, event or act that with the giving of notice or the passage of time or both would constitute a default, has occurred with regard to the Senior Debt. Except as set forth in the previous sentence, Subordinated Creditor will not demand or receive from Borrower (and Borrower will not pay to Subordinated Creditor) all or any part of the Subordinated Debt, by way of payment, accelerated payment, prepayment, setoff, lawsuit or otherwise, nor will Subordinated Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against any Borrower, until the Senior Debt is repaid in cash in full. Borrower shall forward to Lender a copy of any notice of a Subordinated Creditor’s exercise of its right to call Subordinated Debt no later than 3 business days after receipt .

2. Subject to Section 1 above, all Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Senior Lender now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation (i) all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding, and (ii) all obligations under the Senior Loan Documents (the “Senior Debt”).

3. Subordinated Creditor shall promptly deliver to Senior Lender, at the address set forth below or as otherwise directed by Senior Lender, in the form received, for application to the Senior Debt, any payment, distribution, security or proceeds received by Subordinated Creditor with respect to the Subordinated Debt in violation of this Agreement.

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4. In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Senior Lender’s claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Subordinated Creditor.

5. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt. By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.

6. This Agreement shall remain effective until the repayment of the Senior Debt in cash in full. If, at any time after repayment of the Senior Debt, any payments of the Senior Debt must be disgorged by Senior Lender for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Subordinated Creditor shall immediately pay over to Senior Lender all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder.

7. This Agreement shall bind any successors or assignees of Subordinated Creditor and shall benefit any successors or assigns of Senior Lender. This Agreement is solely for the benefit of Subordinated Creditor and Senior Lender and not for the benefit of Borrower or any3other party. Subordinated Creditor further agrees that if Borrower is in the process of refinancing a portion of the Senior Debt with a new lender, and if Senior Lender makes a request of Subordinated Creditor, Subordinated Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

8. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

9. This Agreement shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware. Each party hereby irrevocably submits to the jurisdiction of any United States Federal or State court sitting in or serving the San Antonio, Texas, in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. Each party hereby irrevocably waives, to the extent permitted by applicable law, any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such respective jurisdictions in respect of this Agreement.

10. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Subordinated Creditor is not relying on any representations by any Senior Lender or Borrower in entering into this Agreement, and Subordinated Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by Senior Lender and Subordinated Creditor.

11. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

12. Subordinated Creditor represents and warrants to Senior Lender that the terms and conditions of this Agreement have been authorized by all necessary action on the part of Subordinated Creditor, and that the individual signing on behalf of Subordinated Creditor has all necessary approval and authority to do so.

[Balance of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Subordinated Creditor:

Robert McDermott

By	/s/ Robert McDermott
Name:	Robert McDermott

Address:	529 E Crow Point Road, Site 250 Ocoee, FL 34761

Attention:	iCoreConnect
E-mail:

Senior Lender:

Element SaaS Finance (USA), LLC, a Delaware limited liability company

By	/s/ Ed Byrne
Name:	Ed Byrne
Title:	Manager

Address and Email for Notices:

122 E. Houston Street, Suite 105
San Antonio, Texas 78205
Email:

[Acknowledgement of Borrower follows]

Acknowledgement of Subordination Agreement

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The undersigned acknowledges the terms of this Agreement.

iCoreConnect, Inc.

By	/s/ Jeffrey Stellinga
Name:	Jeffrey Stellinga
Title:	Board Member

Address and Email for Notices:

529 E. Crown Point Road
Ocoee, FL 34761

Acknowledgement of Subordination Agreement

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